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                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 29549

                                CURRENT REPORT


                    Pursuant to Section 13 of 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): November 30, 2000



                               GIANT GROUP, LTD
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            (Exact name of registrant as specified in its charter)


             Delaware                       1-4323              23-0622690
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  (State or other jurisdiction of        (Commission          (IRS Employer
           incorporation)                File Number)      Identification No.)


    9440 Santa Monica Blvd., Suite 407                            90210
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 (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code:     (310) 273 5678
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Item 5. Other Events.
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     On October 6, 2000, GIANT GROUP, LTD. ("GIANT") commenced an action in the
United States District Court for the Southern District of New York against Glenn Sands, Arthur Andersen LLP, L.H. Friend, Weinress, Frankson & Presson, Inc. and Friedman, Alpren & Green LLP for damages suffered as a result of wrongs complained of in connection with the acquisition of Periscope Sportswear, Inc.("Periscope"). The defendants have not yet answered the complaint and no trial date has been set. GIANT is not able to predict the outcome of this action.

     On November 30, 2000, Periscope filed a Voluntary Petition under Chapter 7 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York.

     GIANT'S Board of Directors is reviewing various courses of action with respect to the Company including but not limited to the acquisition of GIANT's shares of common stock in the open market or in private transactions, or an extraordinary corporate transaction such as a merger, reorganization or liquidation involving GIANT. There can be no assurances that GIANT will undertake any of the foregoing transactions.
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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: December 8, 2000       By: /s/ Pasquale A. Ambrogio
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                             Vice-President, Chief Financial Officer,
                             Secretary and Treasurer